SETTLEMENT AGREEMENT AND RELEASE

         THIS SETTLEMENT AGREEMENT AND RELEASE ("Agreement") is entered into this 26th day of June, 2000, by and among COVOL TECHNOLOGIES, INC., a Delaware corporation ("Covol"), UTAH SYNFUEL #1 LTD., a Delaware limited partnership ("Utah Synfuel"), COALTECH NO. 1 L.P., a Delaware limited partnership ("Coaltech"), AJG FINANCIAL SERVICES, INC., a Delaware corporation ("AJG") and SQUARE D COMPANY, a Delaware corporation ("Square D").

                                    PREAMBLES

         WHEREAS, Covol, Utah Synfuel, AJG, Square D and Coaltech (collectively, the "Parties") have entered into various interrelated agreements respecting Coaltech's synthetic fuel operations in Price, Utah (the "Utah Project"), including the following agreements (collectively, the "Transaction Documents"):

                  a. Utah Project Purchase Agreement, dated March 7, 1997, by and among Covol, Utah Synfuel and Coaltech (the "Purchase Agreement");

                  b. Operation and Maintenance Agreement, dated March 7, 1997, by and between Coaltech and Covol (the "Operation and Maintenance Agreement");

                  c. License and Binder Purchase Agreement, dated March 7, 1997, by and among Coaltech, Covol and Utah Synfuel;

                  d. Sublease Agreement, dated March 7, 1997, by and between Coaltech and Covol (the "Sublease");

                  e. Supply and Purchase Agreement for the Supply of Coal Fines and the Purchase of Coal Product, dated March 7, 1997, by and among Covol, Utah Synfuel, and Coaltech (the "Supply and Purchase Agreement");

                  f. Abandonment Option Agreement, dated March 7, 1997, by and among AJG and Square D, as Option Holders, and Covol; and

                  g. Repurchase Option Agreement, dated March 7, 1997, by and among Coaltech, Covol and Utah Synfuel.


         ** This exhibit contains confidential material which has been omitted pursuant to a Confidential Treatment Request. The omitted information has been filed separately with the Securities and Exchange Commission.

         WHEREAS, Covol, AJG and Square D also have entered into that certain Agreement of Limited Partnership of Coaltech No. 1, L.P., dated March 7, 1997, by and among Covol as General Partner and AJG and Square D as limited partners (the "Partnership Agreement");

         WHEREAS, various issues have arisen between the Parties pertaining to the Utah Project and the Parties' respective rights and obligations under the Transaction Documents and the Partnership Agreement, including, but not limited to, the limited partners' forced retirement of Covol as General Partner of Coaltech on October 29, 1999 and the ownership and operation of the synthetic fuel facility currently located in Price, Utah and any location to which the facility may be moved or relocated in the future (the "Facility");

         WHEREAS, Covol, Utah Synfuel, AJG and Coaltech have entered into that certain Assignment and Amendment Agreement, dated January 26, 2000, a copy of which is attached hereto as Exhibit A;

         WHEREAS, simultaneous with the signing of this Agreement, Coaltech, Covol and Utah Synfuel are entering into that certain License and Binder Supply Agreement dated the date hereof, a copy of which is attached hereto as Exhibit B (the "Binder Agreement"); and

         WHEREAS, the Parties wish to resolve remaining issues and agree to settle such issues on the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

         1. Termination. The Parties agree that each of the Transaction Documents is terminated and is of no further force or effect, subject to and in accordance with the terms and conditions set forth herein.

         2. Accounting and Settlement Payments.

                  a. Accounting. The Parties agree that an accounting has been rendered of all financial obligations and sums owed under the Partnership Agreement and the Transaction Documents by PriceWaterhouseCoopers for the period commencing March 7,1997 and ending September 30, 1999 (Exhibit C) and by Covol for the period commencing October 1, 1999 and ending April 29, 2000 (Exhibit D). Exhibit C and Exhibit D will be collectively referred to hereafter as the "Accounting." The cost of the accounting by PriceWaterhouseCoopers shall be split equally between Covol and Coaltech.

                  b. Settlement Payments. Pursuant to the Accounting, Coaltech shall pay Covol $** upon the execution of this Agreement.

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

                  c. Site Termination Costs. Coaltech shall pay Covol $** to be applied to the costs of Covol in terminating (i) the obligation to make monthly payments to the landlord of the Premises under the lease dated December 23, 1996 (the "Lease"); and (ii) the Gas Gathering, Purchase and Sale Agreement dated June 4, 1997 with the Drunkards Wash Owners. Covol shall pay the costs of any Premises restoration and environmental remediation.

         3. Representations and Warranties. Covol and Utah Synfuel jointly and severally represent and warrant to Coaltech, AJG and Square D that as of the date of this Agreement, the following are true:

                  a. Title. At the closing on March 7, 1997, Covol and Utah Synfuel conveyed to Coaltech, marketable title to and possession of the Purchased Assets (as defined in the Purchase Agreement) free and clear of all Liens (as defined in the Purchase Agreement), other than Permitted Liens (as defined in the Purchase Agreement). During the period commencing March 7, 1997 ending October 29, 1999, Covol, as General Partner of Coaltech, except as set forth on Schedule 1 attached hereto, has not (i) sold, leased, assigned, hypothecated or agreed to sell, lease, assign, hypothecate or otherwise transferred or disposed of, or agreed to transfer or dispose of any of the Purchased Assets; or
         (ii) permitted or allowed any of the Purchased Assets to be subject to any liens other than pursuant to the Security Agreement (as defined in the Purchase Agreement). During the period commencing October 29, 1999 through the date hereof, to the knowledge of Covol and/or Utah Synfuel, Covol, except as set forth on Schedule 1 hereto, has not (i) sold, leased, assigned, hypothecated or agreed to sell, lease, assign, hypothecate or otherwise transferred or disposed of, or agreed to transfer or dispose of any of the Purchased Assets; or (ii) permitted or allowed any of the Purchased Assets to be subject to any liens other than pursuant to the Security Agreement (as defined in the Purchase Agreement).

                  b. Condition of Purchased Assets. As of October 29, 1999, the Purchased Assets were in good operating condition and repair, subject only to normal wear and tear. As of the date hereof, to the knowledge of Covol and/or Utah Synfuel, the Purchased Assets are in good operating condition and repair, subject to only normal wear and tear.

                  c. Proprietary Property. In the event Coaltech and/or any of its agents or affiliates uses the Purchased Assets to produce synthetic fuel any time after the date hereof, without use of the Synthetic Fuel Technology (as defined in the Binder Agreement) or other proprietary information from Covol and Utah Synfuel pursuant to the Binder Agreement, the sole obligations of Coaltech, AJG and Square D to Covol and Utah Synfuel shall be the payment obligations under Section 4(d) hereof and under the Binder Agreement.

         4. Covenants.

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

                  a. Access to the Premises. Covol agrees that Coaltech, AJG and Square D (and any of their agents) shall continue to have access to the Premises (as defined in the Sublease) for a period commencing the date hereof ending July 31, 2000 for the purposes of removing and relocating, at Coaltech's expense, all of the Purchased Assets. Covol and Utah Synfuel shall cooperate with AJG, Coaltech and Square D during such period in arranging security, maintenance and other services for the Facility.

                  b. Payments to Geocapital. Coaltech agrees that it will continue to pay all fees due to Geocapital pursuant to Section 5.3(c) of the Purchase Agreement and that certain Letter Agreement between Coaltech and Geocapital, Inc., dated March 7, 1997, for coal produced using the Purchased Assets (as defined in the Purchase Agreement) until December 31, 2007.

                  c. Payments to Coalco Corporation. Covol and Utah Synfuel agree that it will continue to make all payments due to CoalCo. Corporation as a result of the transactions contemplated by the Transaction Documents pursuant to Section 5.3(c) of the Purchase Agreement.

                  d. Payments to Covol by AJG and Square D. AJG and Square D severally agree to pay Covol ** percent (**%) of the "Net Benefit" derived by AJG and Square D or any of their affiliates arising from or related to the Purchased Assets for the period commencing the date hereof and ending December 31, 2007. For the purpose of this Section 4(d), the term "Net Benefit" shall include, but not limited to (i) sale proceeds, lease payments, partnership distributions or other benefits that may be derived upon the sale, lease, assignment, or other transfer involving the Purchased Assets, if any, (ii) in any calendar quarter, the positive difference available to AJG and Square D, if any, between
         (1) the sum of the value of the tax credits and gross sales revenues generated by the sale of synthetic fuel, less (2) the costs of producing and selling synthetic fuel; and (iii) any other economic benefit received by AJG or Square D arising from or related to the Purchased Assets; provided that no economic benefit of AJG or Square D shall be included more than once for purposes of calculating the "Net Benefit."

         5. Indemnification.

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

                  a. Indemnification of Coaltech, AJG and Square D. Covol and Utah Synfuel jointly and severally agree to indemnify, defend, and hold Coaltech, AJG and Square D and their officers, directors, shareholders, partners, employees, representatives and agents and their respective successors and assigns (the "Coaltech Group"), harmless from and against any and all costs, expenses, losses, direct or indirect damages, fines, penalties or liabilities (including, without limitation, interest which may be imposed by a court in connection therewith), court costs, litigation expenses, reasonable attorneys' and paralegals' fees and accounting fees (collectively, the "Damages") suffered, sustained or incurred by any member of the Coaltech Group with respect to, arising from or in connection with, or alleged to result from, arise out of or in connection with:

                           i. a breach by Covol or Utah Synfuel of, or the
                  inaccuracy of, any representation or warranty made by Covol or Utah Synfuel and contained in this Agreement or the Binder Agreement;

                           ii. a breach or nonperformance by Covol or Utah
                  Synfuel of any covenant, restriction or agreement made by Covol or Utah Synfuel and contained in this Agreement or the Binder Agreement; or

                           iii. any claims, suits, action or cause of action or
                  proceeding brought by any person other than a member of the Coaltech Group that arises out of or is based upon (A) a breach by Covol and/or Utah Synfuel of the Partnership Agreement or any of the Transaction Documents or (B) Covol's operation of the Utah Project.

                  b. Indemnification of Covol and Utah Synfuel. Coaltech, AJG and Square D, severally (solely as to its own breaches) agree to indemnify, defend, and hold Covol and Utah Synfuel and their officers, directors, shareholders, employees, partners, representatives and agents and their respective successors and assigns (the ACovol Group@) harmless from and against any and all Damages suffered, sustained or incurred by any member of the Covol Group with respect to, arising from or in connection with or alleged to result from, arise out of or in connection with:

                           i. a breach by Coaltech, AJG or Square D of, or the
                  inaccuracy of, any representation or warranty made by Coaltech and contained in this Agreement or the Binder Agreement;

                           ii. a breach or nonperformance by Coaltech, AJG or
                  Square D of any covenant, restriction or agreement made by Coaltech, AJG or Square D and contained in this Agreement or the Binder Agreement; or

                           iii. any claim, suit, action or cause of action or
                  proceeding brought by any person other than a member of the Covol Group that arises out of or is based upon (A) the breach by AJG and/or Square D of the Partnership Agreement or any of the Transaction Documents or (B) the continuation of the Coaltech business from and after October 29, 1999 (unless such claim, suit, action or cause of action or proceeding resulted from an act or omission by Covol and/or Utah Synfuel).

         6. Release.

                  a. Release by Covol and Utah Synfuel. Except for (i) the obligations of Coaltech, AJG and Square D under this Agreement, Binder Agreement and the Assignment and Amendment Agreement and (ii) the Excluded Claims (as defined below), Covol and Utah Synfuel, on behalf of the Covol Group, hereby release, covenant not to sue, and forever discharge the Coaltech Group and each member thereof, from and against any and all claims, demands, liabilities, causes of action and damages of any and every kind, nature, character, known and unknown, which any member of the Covol Group has, had or may have against the Coaltech Group or any member thereof relating to the Transaction Documents and/or the Partnership Agreement.

                  b. Release by Coaltech, AJG and Square D. Except for (i) the obligations of Covol and Utah Synfuel under this Agreement, the Binder Agreement and the Assignment and Amendment Agreement and (ii) the Excluded Claims (as defined below), Coaltech, AJG and Square D, on behalf of the Coaltech Group, hereby release, covenant not to sue, and forever discharge the Covol Group and any member thereof, from and against any and all claims, demands, liabilities, causes of action and damages of any and every kind, nature, character, known and unknown, which any member of the Coaltech Group has, had or may have against them arising from, relating to the Transaction Documents and/or the Partnership Agreement.

         The Parties acknowledge that certain members of the Covol Group are parties to written agreements with certain members of the Coaltech Group besides the Partnership Agreement and the Transaction Documents, including, without limitation, the Debenture (as that term is defined in the Assignment and Amendment Agreement), that certain written contract styled Agreement Concerning Additional Facilities effective December 27, 1996 between Covol and AJG and that certain letter agreement dated October 27, 1997 between Covol and AJG. For purposes of this Agreement, "Excluded Claims" shall mean any and all rights and obligations of any of the Parties pursuant to any other agreements between any member of the Coaltech Group and its affiliates and any member of the Covol Group and its affiliates besides the Partnership Agreement and the Transaction Documents, which rights and obligations shall continue in full force and effect notwithstanding the mutual releases given pursuant to this Section 6 of this Agreement.

         7. No Admission. The Parties agree that the Agreement does not represent any admission of guilt or liability by any of the Parties.

         8. Represented by Counsel. In entering the Agreement, the Parties represent that they have relied upon the advice of their respective attorneys, who are the attorneys of their own choice, and the terms of this Agreement have been interpreted, completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted.

         9. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties hereto and their successors and assigns.

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

         10. Waiver. No waiver of any provision hereof shall operate as a waiver of such provision or any other provision on a future occasion. This Agreement may not be modified except pursuant to the written agreement of the party against whom enforcement is sought.

         11. Headings. The headings used herein are for convenience only and shall not be used to aid in the interpretation of any provision of the Agreement.

         12. Integration Clause. This Agreement, the Binder Agreement and the Assignment and Amendment Agreement contain the entire agreement between the Parties concerning the subject matter of this Agreement and supersedes all prior negotiations, proposed agreements or understandings, except as set forth herein.

         13. Contract Execution. This Agreement may be executed in duplicate counterparts, each of which shall be considered and have the full force and effect as an original.

         14. Rules of Construction. No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

         15. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflicts of laws principles.

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

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Settlement Agreement and Release on the day and year first written above.

COVOL TECHNOLOGIES, INC.,                UTAH SYNFUEL #1 LTD.,
a Delaware corporation                   a Delaware limited partnership


By: /s/ Harlan M. Hatfield               By: /s/ Harlan M. Hatfield, V.P.
   -----------------------------             ----------------------------------
   Its: V.P.                                 Its: Covol Technologies, Inc., G.P.


COALTECH NO. 1 L.P.,                     AJG FINANCIAL SERVICES, INC.,
a Delaware limited partnership           a Delaware corporation


By: /s/ David S. O'Neill                 By: /s/ John C. Rosengren
   -----------------------------             ---------------------------
   Its: Manager of the General Partner       Its: V-P


SQUARE D COMPANY,
a Delaware corporation

By: /s/ Dick O'Shanna
    Its: V.P., Treasurer

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

                                   Schedule 1

None.



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